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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of TyCom Ltd. of our report dated October 24, 2000, except as to Note 19, which is as of December 8, 2000, relating to the financial statements and financial statement schedule, which appears in TyCom Ltd.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers

Hamilton, Bermuda
October 18, 2001